Wilks SC 13DA

Exhibit 99.4

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 29, 2023

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Sergei Krylov

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Matthew D. Wilks

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Dan Wilks

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Staci Wilks

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Farris Wilks

Wilks Brothers, LLC

By:	/s/ Javier Rocha
Name: Javier Rocha
Title: Attorney-in-Fact

WB Acquisitions Inc.

By:	/s/ Javier Rocha
Name: Javier Rocha
Title: Attorney-in-Fact

*By:	/s/ Javier Rocha
Javier Rocha, as Attorney-in-Fact